Exhibit 4.1

SPECIMEN ORDINARY SHARE CERTIFICATE

NUMBER	SHARES

_________

CHINA SXT PHARMACEUTICALS, INC.

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

ORDINARY SHARES

SEE REVERSE FOR

CERTAIN DEFINITIONS

THIS CERTIFIES THAT	CUSIP ____________

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF

THE PAR VALUE OF $0.001 EACH OF

CHINA SXT PHARMACEUTICALS, INC.

transferable in accordance with the Articles of Association of the Company, as amended.  Capitalized terms not otherwise defined shall have the meanings assigned to them in the Company’s Amended and Restated Memorandum and Articles of Association.   This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.  Witness the seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

Chief Executive Officer	Secretary

CHINA SXT PHARMACEUTICALS, INC.

CORPORATE SEAL 2018

BRITISH VIRGIN ISLANDS

CHINA SXT PHARMACEUTICALS, INC.

The Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.  This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Amended and Restated Memorandum and Articles of Association of the Company and all amendments thereto and resolutions of the Board of Directors providing for the issue of Ordinary Shares (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -  as tenants in common

TEN ENT  -  as tenants by the entireties

JT TEN  -  as joint tenants with right of survivorship

and not as tenants in common

UNIF GIFT MIN ACT -		Custodian
	(Cust)		(Minor)
under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said share on the books of the within named Corporation will full power of substitution in the premises.

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Dated

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

or interest of any kind in or to the trust account.

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